UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

0-27148

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE

The Company held a conference call which is archived on the Company’s website at www.einsteinnoah.com, and in response to questions stated that our general and administrative expenses will be flat or down for the remainder of 2008 as compared to the same period in 2007.  The Company previously anticipated that all of our commodities expenses will be greater for the full year of 2008 compared to 2007 by $6.6 million, but now anticipates that it will be greater by $6.4 million.  These commodities include coffee, cheese, butter, and flour for our manufacturing facility and for our third party manufacturer. The Company also responded that comparable store sales for the month of July, 2008 were negative 0.4 percent.  Finally, the Company responded that the total marketing expense, including advertising costs, for the second quarter 2008 was $0.5 million, compared to $1.1 million for the second quarter of 2007.  The anticipated third quarter 2008 marketing expense will be approximately $1.1 million compared to $0.9 million for the third quarter 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: August 6, 2008	/S/ RICHARD P. DUTKIEWICZ
Richard P. Dutkiewicz
Chief Financial Officer